Exhibit 99.2
This presentation contains Forward Looking Statements and other information designed to convey our projections and expectations regarding future results. There are a number of factors which could cause our actual results to vary materially from those projected in this presentation. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our Current Reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.” Please review this presentation in conjunction with a thorough reading and understanding of these risk factors.
We especially identify statements concerning our recently-completed acquisition of American
Physicians Service Group (NASDAQ: AMPH) as Forward Looking Statements and direct your attention to recent filings on Forms 10K and 10Q for a discussion of risk factors pertaining to this transaction and subsequent integration into ProAssurance.
This presentation contains Non-GAAP measures, and we may reference Non-GAAP measures in our remarks. A reconciliation of these measures to GAAP measures is available in our latest quarterly news release, which is available in the Investor Relations section of our website,
www.ProAssurance.com, and in the related Current Reports on Form 8K disclosing that release.
FORWARD LOOKING STATEMENTS

NON-GAAP MEASURES

Corporate Overview

ProAssurance Corporate Profile
  Specialty writer of professional liability insurance
  Primarily Medical Professional Liability (MPL)
  Only “pure play” public company MPL writer
  Market Cap : ~$2.1 billion
  Total Assets: $4.9 billion
  Shareholders’ Equity: $2.0 billion
  Annualized dividend yield is 1.4%
  Initial dividend to be paid on October 13, 2011
  Rated “A” by A.M. Best and Fitch

Medical Professional Liability Stands Apart
  Long-tail vs short tail
  Prolonged period of “benign profitability”
  Premiums remain well above levels of year 2000
  No large commercial competitors have entered
 the market in a meaningful manner
  Significant barriers to entry in underwriting and
 claims handling
  No “cat” exposure
  Significant policyholder retention

Consistent Success in All Financial Climates

Historical Book Value Per Share
Inception to 6/30/11
CAGR: 16%
Cumulative:1653%
10 Year Summary (2001 -2010)
CAGR: 15%
Cumulative: 297%
Up
15%
Y-O-Y
Founded in 1978, Demutualized to a
Public Company in September, 1991

Consistent Success in All Financial Climates

Up
13%
Y-O-Y
Historical Stock Price (to 8/31/11)
Inception to 8/31/11
CAGR: 14%
Cumulative:1287%
10 Year Summary (2001-2010)
CAGR: 14%
Cumulative: 263%
Founded in 1978, Demutualized to a
Public Company in September, 1991

ProAssurance Business Profile
  Fourth largest writer in a fragmented market
  Top 20 writers have just 65% of the market
  More than 100 writers with some share of the market
  Majority of companies are mutual or similar
  Few operate in more than two or three states

ProAssurance Geographic Profile
  Writing across the United States, ProAssurance
 has broad geographic diversification
  Regional structure
 provides the local
 knowledge that
 differentiates us

Corporate Headquarters
Corporate Headquarters
Claims / Underwriting Offices
Claims / Underwriting Offices
(Birmingham)
Market Share: Six-Ten1
Market Share: Six-Ten1
1  DPW: SNL & Highline Data 2010

   ProForma ProAssurance and American Physicians

ProAssurance Risk Profile
  We insure a broad range of healthcare risks,
 from home health providers to large hospitals
  Dual Distribution
  Agents: 67%
  Direct: 33%
  Direct in Alabama, Florida and in all states for
 Podiatric business
  Dual distribution in DC, Texas and parts of
 Missouri

Policyholder Data is YTD, June 30, 2010
Subject to Rounding
YTD 2011 Policyholders: ~71,000

Operational Highlights

ProAssurance Outperforms
  Stringent underwriting based on individual risk
 selection
  Frequent rate/loss review ensures adequate price

ProAssurance Average: 93.8% Industry Average: 107.4%
Source: A.M. Best Aggregates and Averages, Medical Malpractice Lines of Business

ProAssurance Rate History & Trends
  Frequency stable after several years of decline
  Yearly severity increase
 is manageable at ~4%
  Retention remains
 at ~90%

Physician Rate Change History1
1Excludes PICA for clarity of historical comparison

Conservative Approach to Reserves
  No change in the historic reserving practices
 which help provide protection against a loss
 trend reversal
Net Favorable Reserve Development
Net Reserve per Open MPL Claim1
1 Statutory basis; Loss & LAE

  Acquired company data included at end of acquiring year

Successful Claims Defense Sets Us Apart
  We leverage financial strength to give our insureds the opportunity for an uncompromising defense of their claim
  Differentiates our product
  Provides long-term financial and marketing advantages
  Helps retain business and deter future lawsuits
   Increasingly important as claims data becomes public

ProAssurance: 82% Favorable Outcomes
Industry: 73% Favorable Outcomes
Source: The PIAA
Five Year Average
2005-2009

The Bottom Line: The Ohio Example

Fewer Claims Closed With Indemnity
More Claims Defended in Court
The Payoff: 2.5x Lower Average Indemnity Payment per Closed Claim

Malpractice Made Public
  Malpractice judgments/settlements now
 disclosed in 26 states
  Disciplinary actions
 now disclosed in
 all states
Board / Discipline / Med-Mal
Med-Mal disclosure
legislation proposed
P
Source: Federation of State Medical Boards National Clearinghouse and
 ProAssurance research

Regulatory Changes = Opportunity
  Healthcare Reform will require more providers across
 all levels of care
  More customers for certain, maybe more litigation
  Likely to accelerate the trend of physicians joining
 into hospital-owned practices and larger groups
  We are uniquely positioned due to geographic reach, long-
 term experience in hospitals and financial strength
  May hasten M&A amongst smaller insurers that lack the
 capacity or capability to insure hospitals or facilities
  Tort Reform remains a state-level issue

Financial Performance and Investments

Investments Balance Risk vs. Return

$4 Billion Overall Portfolio
$3.6 Billion Fixed Income Portfolio
 Average duration: 4.1 years
 Average tax-equivalent yield:
 4.7%
 Investment grade: 97%
 Weighted average: AA-
6/30/11
 Key actions in Q2
 Added short ABS
 Added Governments to mitigate
 concerns over spread widening
 CUSIP-level portfolio disclosure on
 our website:
 www.proassurance.com/investorrelations/supplemental.aspx

Committed to Capital Management
  Newly announced dividend of $1.00/share/year
  Complements our prudent share repurchase
 program
 $315 million spent to repurchase 6.0 million shares since 2005
 Enhancing shareholder value by repurchasing
 shares at prices that build Book Value

Share Repurchase History

Steady Return in an Unfavorable Environment
  Meeting our long-term ROE target of 12% -14%
Components of Return on Equity (in millions)

Driven to Excel / Focused on Shareholder Value
  Maintaining profitability
  Sustaining book value growth
  Producing sustainable shareholder value
  Focusing on long-term—ready for the turn

Current Prices Present a Compelling Buying Opportunity